EXHIBIT 99.1

HBT FINANCIAL, INC. ANNOUNCES

FOURTH QUARTER 2021 FINANCIAL RESULTS

Quarterly Cash Dividend Increased to $0.16 per Share

Fourth Quarter Highlights

●	Net income of $13.6 million, or $0.47 per diluted share; return on average assets (ROAA) of 1.26%; return on average stockholders' equity (ROAE) of 13.15%; and return on average tangible common equity (ROATCE)(1) of 14.24%
●	Adjusted net income(1) of $14.2 million; or $0.49 per diluted share; adjusted ROAA(1) of 1.32%; adjusted ROAE(1) of 13.70%; and adjusted ROATCE(1) of 14.83%

(1)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

Bloomington, IL, January 27, 2022 – HBT Financial, Inc. (NASDAQ: HBT) (the “Company” or “HBT Financial” or “HBT”), the holding company for Heartland Bank and Trust Company, today reported net income of $13.6 million, or $0.47 diluted earnings per share, for the fourth quarter of 2021. This compares to net income of $13.7 million, or $0.50 diluted earnings per share, for the third quarter of 2021, and net income of $12.6 million, or $0.46 diluted earnings per share, for the fourth quarter of 2020.

Fred L. Drake, Chairman and Chief Executive Officer of HBT Financial, said, “Our 2021 performance is the result of strong execution on the strategies that have made HBT Financial a consistently high performing company. We had an exceptionally strong fourth quarter that started with the completion of the NXT Bancorporation acquisition and the expansion of our franchise into Iowa. The larger commercial banking team and presence in new markets provided from this acquisition has had the positive impact on loan growth that we anticipated. Excluding PPP loans, we had 9% organic growth in total loans during the fourth quarter with well-balanced contributions coming from all areas of our lending. The higher level of loan growth enabled us to begin redeploying more of our excess liquidity into higher yielding earning assets, which will positively impact our net interest income and net interest margin going forward. We anticipate delivering another strong performance in 2022 resulting from our loan production capabilities, the accretive benefits of the NXT acquisition, and a balance sheet that is well positioned to benefit from rising interest rates. With the strength of our balance sheet and consistently high level of profitability, we expect to continue returning capital to shareholders through our stock repurchase program and our quarterly cash dividend, which has been increased to $0.16 per share to start 2022.”

HBT Financial, Inc.

Adjusted Net Income

In addition to reporting GAAP results, the Company believes adjusted net income and adjusted earnings per share, which adjust for the additional C Corp equivalent tax expense for periods prior to October 11, 2019, acquisition expenses, branch closure expenses, net earnings (losses) from closed or sold operations, charges related to termination of certain employee benefit plans, realized gains (losses) on sales of securities, and mortgage servicing rights fair value adjustments, provide investors with additional insight into its operational performance. The Company reported adjusted net income of $14.2 million, or $0.49 adjusted diluted earnings per share, for the fourth quarter of 2021. This compares to adjusted net income of $14.5 million, or $0.53 adjusted diluted earnings per share, for the third quarter of 2021, and adjusted net income of $12.4 million, or $0.45 adjusted diluted earnings per share, for the fourth quarter of 2020 (see "Reconciliation of Non-GAAP Financial Measures" tables).

NXT Bancorporation, Inc. Acquisition

On October 1, 2021, HBT completed its previously announced acquisition of NXT Bancorporation, Inc. (NXT), the holding company for NXT Bank. The acquisition expands HBT’s footprint into Eastern Iowa with four locations that began operating as branches of Heartland Bank and Trust Company in December 2021. After considering business combination accounting adjustments, NXT added total assets of $234 million, total loans of $195 million, and total deposits of $182 million.

Cash consideration of $10.6 million and stock consideration of approximately 1.8 million shares of HBT common stock resulted in aggregate consideration of $39.9 million. Goodwill of $5.7 million was recorded in the acquisition.

Acquisition-related expenses totaled $1.4 million during 2021, including $0.9 million during the fourth quarter of 2021 and $0.4 million during the third quarter of 2021. Acquisition-related expenses consisted primarily of investment banker fees, legal fees, and data processing expenses.

Cash Dividend

On January 25, 2022, the Company’s Board of Directors declared a quarterly cash dividend of $0.16 per share on the Company’s common stock (the “Dividend”). The Dividend is payable on February 15, 2022 to shareholders of record as of February 8, 2022. This represents an increase of $0.01 from the previous quarterly dividend of $0.15 per share.

Mr. Drake noted, “Our strong and consistent financial performance enables us to increase our quarterly cash dividend while maintaining sufficient capital to support our organic and acquisitive growth. Our quarterly dividend remains an important tool for enhancing the total return that we deliver for shareholders, while helping the Company to efficiently manage its capital.”

Net Interest Income and Net Interest Margin

Net interest income for the fourth quarter of 2021 was $32.9 million, an increase of 7.0% from $30.7 million for the third quarter of 2021. The increase was primarily attributable to an increase in average loans due to the NXT acquisition and organic loan growth. This was partially offset by Paycheck Protection Program (“PPP”) loan fees recognized as interest income decreasing to $1.6 million during the fourth quarter of 2021, compared to $3.0 million during the third quarter of 2021.

Relative to the fourth quarter of 2020, net interest income increased $3.7 million, or 12.7%. The increase was primarily attributable to the increase in average interest-earning assets. PPP loan fees recognized as loan interest income were $1.2 million during the fourth quarter of 2020.

Net interest margin for the fourth quarter of 2021 was 3.17%, nearly unchanged from the third quarter of 2021. Lower yields on loans and securities were mostly offset by a more favorable interest-earning asset mix.

Relative to the fourth quarter of 2020, net interest margin decreased from 3.31%. The decrease was primarily due to a less favorable interest-earning asset mix, with increased balances being held in cash and lower-yielding securities.

HBT Financial, Inc.

Noninterest Income

Noninterest income for the fourth quarter of 2021 was $9.4 million, an increase of 11.5% from $8.4 million for the third quarter of 2021. The increase was primarily attributable to the third quarter results including impairment losses of $0.6 million related to our branch rationalization plan which was completed in the third quarter of 2021. Additionally, wealth management fees increased $0.3 million, primarily due to increased fees from farm management services and higher values of assets under management during the fourth quarter of 2021 relative to the third quarter of 2021. Partially offsetting this improvement was a $0.3 million decrease in gains on sale of mortgage loans due to a lower level of mortgage refinancing activity.

Relative to the fourth quarter of 2020, noninterest income decreased 15.7% from $11.1 million, primarily attributable to a $2.1 million decline in gains on sale of mortgage loans due to a lower level of mortgage refinancing activity. Partially offsetting this decline was a $0.4 million increase in card income as a result of increased card transaction volume driven by the full reopening of Illinois following COVID-19 prevention measures.

Noninterest Expense

Noninterest expense for the fourth quarter of 2021 was $24.4 million, an increase of 10.0% from $22.2 million for the third quarter of 2021. The increase was primarily attributable to the NXT acquisition, which contributed to a higher base level of noninterest expense, as well as acquisition-related expenses increasing to $0.9 million during the fourth quarter of 2021 from $0.4 million during the third quarter of 2021.

Relative to the fourth quarter of 2020, noninterest expense increased 7.6% from $22.7 million. The increase was also primarily attributable to the higher base level of noninterest expense following the NXT acquisition and acquisition-related expenses.

Loan Portfolio

Total loans outstanding, before allowance for loan losses, were $2.50 billion at December 31, 2021, compared with $2.15 billion at September 30, 2021 and $2.25 billion at December 31, 2020. The $351.9 million increase in loans from September 30, 2021 included $194.6 million of loans from the NXT acquisition and a $30.3 million reduction in PPP loan balances. Excluding the impact of acquired NXT and PPP loans, loans increased by $187.6 million, or 9.0%, linked quarter with growth across every category led by increases of $58.2 million in construction & land development, $31.1 million in commercial & industrial, $25.8 million in commercial real estate - non-owner occupied, $25.2 million in municipal, consumer, and other, and $21.2 million in multi-family loans.

Deposits

Total deposits were $3.74 billion at December 31, 2021, compared with $3.42 billion at September 30, 2021 and $3.13 billion at December 31, 2020. The $318.6 million increase was primarily attributable to the $181.6 million of deposits acquired from NXT and increased balances held in existing interest-bearing demand and noninterest-bearing accounts.

Asset Quality

Nonperforming loans totaled $2.8 million, or 0.11% of total loans, at December 31, 2021, compared with $5.5 million, or 0.26% of total loans, at September 30, 2021, and $10.0 million, or 0.44% of total loans, at December 31, 2020. The $2.7 million decrease in nonperforming loans from September 30, 2021 was primarily attributable to the partial pay down and return to accrual status of one relationship which totaled $1.8 million at September 30, 2021.

HBT Financial, Inc.

The Company recorded a negative provision for loan losses of $0.8 million for the fourth quarter of 2021, compared to a negative provision for loan losses of $1.7 million for the third quarter of 2021. The negative provision was primarily due to a $0.9 million decrease in specific reserves on loans individually evaluated for impairment.

Net charge-offs for the fourth quarter of 2021 were $82 thousand, or 0.01% of average loans on an annualized basis, compared to net recoveries of $21 thousand, or less than 1 basis point of average loans on an annualized basis, for the third quarter of 2021, and net charge-offs of $0.2 million, or 0.04% of average loans on an annualized basis, for the fourth quarter of 2020.

The Company’s allowance for loan losses was 0.96% of total loans and 861.32% of nonperforming loans at December 31, 2021, compared with 1.16% of total loans and 449.73% of nonperforming loans at September 30, 2021.

Capital

At December 31, 2021, the Company exceeded all regulatory capital requirements under Basel III and was considered to be “well-capitalized,” as summarized in the following table:

		Well Capitalized
	December 31,	Regulatory
	2021	Requirements
Total capital to risk-weighted assets	16.88%	10.00%
Tier 1 capital to risk-weighted assets	14.66%	8.00%
Common equity tier 1 capital ratio	13.37%	6.50%
Tier 1 leverage ratio	9.84%	5.00%
Total stockholders' equity to total assets	9.55%	N/A
Tangible common equity to tangible assets (1)	8.89%	N/A

(1)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

Stock Repurchase Program

During the fourth quarter of 2021, the Company repurchased 147,383 shares of its common stock at a weighted average price of $17.52 under its stock repurchase program. Purchases were conducted in accordance with Rule 10b-18 and in compliance with Regulation M under the Securities Exchange Act of 1934, as amended. The Company’s Board of Directors authorized a new stock repurchase program that took effect upon the expiration of the Company’s prior stock repurchase program on December 31, 2021. The new Program will be in effect until January 1, 2023 and authorizes the Company to repurchase up to $15 million of its common stock.

About HBT Financial, Inc.

HBT Financial, Inc., headquartered in Bloomington, Illinois, is the holding company for Heartland Bank and Trust Company, and has banking roots that can be traced back to 1920. HBT provides a comprehensive suite of business, commercial, wealth management, and retail banking products and services to individuals, businesses and municipal entities throughout Central and Northeastern Illinois and Eastern Iowa through 61 branches. As of December 31, 2021, HBT had total assets of $4.3 billion, total loans of $2.5 billion, and total deposits of $3.7 billion.

HBT Financial, Inc.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include net interest income (tax-equivalent basis), net interest margin (tax-equivalent basis), efficiency ratio (tax-equivalent basis), tangible common equity to tangible assets, tangible book value per share, adjusted net income, adjusted return on average assets, adjusted return on average stockholders' equity, and adjusted return on average tangible common equity. Our management uses these non-GAAP financial measures, together with the related GAAP financial measures, in its analysis of our performance and in making business decisions. Management believes that it is a standard practice in the banking industry to present these non-GAAP financial measures, and accordingly believes that providing these measures may be useful for peer comparison purposes. These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP; nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures in the "Reconciliation of Non-GAAP Financial Measures" tables.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s expected benefits, synergies, results and growth resulting from the acquisition of NXT and NXT Bank, and the Company’s plans, objectives, future performance, goals, future earnings levels and future loan growth, including as a result of expected improvement in economic conditions with respect to COVID-19. These statements are subject to many risks and uncertainties, that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: the timing, outcome and results of integrating the operations of NXT into those of HBT; the possibility that expected benefits, synergies and results from the acquisition are delayed or not achieved; the effects of the merger on HBT’s future financial condition, results of operations, strategy and plans; potential adverse reactions or changes to customer or employee relationships resulting from the completion of the transaction; the diversion of management time on integration-related issues; the severity, magnitude and duration of the COVID-19 pandemic; the direct and indirect impacts of the COVID-19 pandemic and governmental responses to the pandemic on our operations and our customers’ businesses; the continued disruption or worsening of global, national, state and local economies associated with the COVID-19 pandemic, including in connection with inflationary pressures and supply chain constraints, which could affect our capital levels and earnings, impair the ability of our borrowers to repay outstanding loans, impair collateral values and further increase our allowance for credit losses; our asset quality and any loan charge-offs; changes in interest rates and general economic, business and political conditions in the United States generally or in Illinois and Iowa in particular, including in the financial markets; changes in business plans as circumstances warrant; risks relating to other acquisitions; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe" or "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACT:

Matthew Keating

HBTIR@hbtbank.com

(310) 622-8230

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

Consolidated Statements of Income

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2021	2021	2020	2021	2020

INTEREST AND DIVIDEND INCOME	(dollars in thousands, except per share data)
Loans, including fees:
Taxable	$27,884	$25,604	$25,497	$103,900	$102,893
Federally tax exempt	662	572	555	2,384	2,303
Securities:
Taxable	4,625	4,632	3,407	16,948	13,179
Federally tax exempt	1,017	1,103	1,208	4,400	4,696
Interest-bearing deposits in bank	142	190	65	527	938
Other interest and dividend income	25	14	14	64	56
Total interest and dividend income	34,355	32,115	30,746	128,223	124,065

INTEREST EXPENSE
Deposits	651	564	741	2,472	4,221
Securities sold under agreements to repurchase	11	8	8	34	48
Borrowings	7	1	—	9	2
Subordinated notes	470	470	469	1,879	616
Junior subordinated debentures issued to capital trusts	357	357	364	1,426	1,573
Total interest expense	1,496	1,400	1,582	5,820	6,460
Net interest income	32,859	30,715	29,164	122,403	117,605
PROVISION FOR LOAN LOSSES	(843)	(1,667)	430	(8,077)	10,532
Net interest income after provision for loan losses	33,702	32,382	28,734	130,480	107,073

NONINTEREST INCOME
Card income	2,518	2,509	2,151	9,734	8,087
Service charges on deposit accounts	1,716	1,677	1,527	6,080	5,987
Wealth management fees	2,371	2,036	2,270	8,384	7,237
Mortgage servicing	730	699	803	2,825	2,978
Mortgage servicing rights fair value adjustment	265	40	363	1,690	(2,584)
Gains on sale of mortgage loans	927	1,257	2,980	5,846	8,835
Gains (losses) on securities	33	28	30	107	33
Gains (losses) on foreclosed assets	184	(14)	22	310	142
Gains (losses) on other assets	(4)	(672)	—	(723)	(71)
Income on bank owned life insurance	41	—	—	41	—
Other noninterest income	573	832	946	3,034	3,812
Total noninterest income	9,354	8,392	11,092	37,328	34,456

NONINTEREST EXPENSE
Salaries	12,578	11,988	12,593	49,437	50,616
Employee benefits	2,017	1,500	1,490	6,694	8,045
Occupancy of bank premises	1,777	1,610	1,501	6,788	6,580
Furniture and equipment	793	657	556	2,676	2,447
Data processing	2,153	1,767	1,901	7,329	6,742
Marketing and customer relations	1,085	883	925	3,376	3,476
Amortization of intangible assets	255	252	305	1,054	1,232
FDIC insurance	280	279	231	1,043	707
Loan collection and servicing	219	400	463	1,317	1,755
Foreclosed assets	204	242	154	908	557
Other noninterest expense	3,020	2,589	2,546	10,624	9,799
Total noninterest expense	24,381	22,167	22,665	91,246	91,956
INCOME BEFORE INCOME TAX EXPENSE	18,675	18,607	17,161	76,562	49,573
INCOME TAX EXPENSE	5,081	4,892	4,519	20,291	12,728
NET INCOME	$13,594	$13,715	$12,642	$56,271	$36,845

EARNINGS PER SHARE - BASIC	$0.47	$0.50	$0.46	$2.02	$1.34
EARNINGS PER SHARE - DILUTED	$0.47	$0.50	$0.46	$2.02	$1.34
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	29,036,164	27,340,926	27,457,306	27,795,806	27,457,306

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

Consolidated Balance Sheets

	December 31,	September 30,	December 31,
	2021	2021	2020

	(dollars in thousands)
ASSETS
Cash and due from banks	$23,387	$36,508	$24,912
Interest-bearing deposits with banks	385,881	435,421	287,539
Cash and cash equivalents	409,268	471,929	312,451

Interest-bearing time deposits with banks	490	—	—
Debt securities available-for-sale, at fair value	942,168	896,218	922,869
Debt securities held-to-maturity	336,185	318,730	68,395
Equity securities with readily determinable fair value	3,443	3,366	3,292
Equity securities with no readily determinable fair value	1,927	1,867	1,552
Restricted stock, at cost	2,739	2,739	2,498
Loans held for sale	4,942	8,582	14,713

Loans, before allowance for loan losses	2,499,689	2,147,812	2,247,006
Allowance for loan losses	(23,936)	(24,861)	(31,838)
Loans, net of allowance for loan losses	2,475,753	2,122,951	2,215,168

Bank owned life insurance	7,393	—	—
Bank premises and equipment, net	52,483	49,337	52,904
Bank premises held for sale	1,452	1,462	121
Foreclosed assets	3,278	7,315	4,168
Goodwill	29,322	23,620	23,620
Core deposit intangible assets, net	1,943	1,999	2,798
Mortgage servicing rights, at fair value	7,994	7,359	5,934
Investments in unconsolidated subsidiaries	1,165	1,165	1,165
Accrued interest receivable	14,901	13,376	14,255
Other assets	17,408	16,211	20,664
Total assets	$4,314,254	$3,948,226	$3,666,567

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest-bearing	$1,087,659	$1,003,723	$882,939
Interest-bearing	2,650,526	2,415,833	2,247,595
Total deposits	3,738,185	3,419,556	3,130,534

Securities sold under agreements to repurchase	61,256	47,957	45,736
Subordinated notes	39,316	39,297	39,238
Junior subordinated debentures issued to capital trusts	37,714	37,698	37,648
Other liabilities	25,902	24,897	49,494
Total liabilities	3,902,373	3,569,405	3,302,650

Stockholders' Equity
Common stock	293	275	275
Surplus	220,891	191,413	190,875
Retained earnings	194,132	184,919	154,614
Accumulated other comprehensive income	1,471	4,537	18,153
Treasury stock at cost	(4,906)	(2,323)	—
Total stockholders’ equity	411,881	378,821	363,917
Total liabilities and stockholders’ equity	$4,314,254	$3,948,226	$3,666,567

SHARE INFORMATION
Shares of common stock outstanding	28,986,061	27,334,428	27,457,306

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	December 31,	September 30,	December 31,
	2021	2021	2020

	(dollars in thousands)
LOANS
Commercial and industrial	$286,946	$261,763	$393,312
Agricultural and farmland	247,796	229,718	222,723
Commercial real estate - owner occupied	234,544	203,096	222,360
Commercial real estate - non-owner occupied	684,023	579,860	520,395
Multi-family	263,911	215,245	236,391
Construction and land development	298,048	232,291	225,652
One-to-four family residential	327,837	294,612	306,775
Municipal, consumer, and other	156,584	131,227	119,398
Loans, before allowance for loan losses	$2,499,689	$2,147,812	$2,247,006

PPP LOANS (included above)
Commercial and industrial	$28,404	$55,374	$153,860
Agricultural and farmland	913	3,462	3,049
Municipal, consumer, and other	171	985	6,587
Total PPP Loans	$29,488	$59,821	$163,496

	December 31,	September 30,	December 31,
	2021	2021	2020

	(dollars in thousands)
DEPOSITS
Noninterest-bearing	$1,087,659	$1,003,723	$882,939
Interest-bearing demand	1,105,949	1,013,678	968,592
Money market	583,198	519,343	462,056
Savings	633,171	611,050	517,473
Time	328,208	271,762	299,474
Total deposits	$3,738,185	$3,419,556	$3,130,534

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	Three Months Ended
	December 31, 2021			September 30, 2021			December 31, 2020
	Average			Average			Average
	Balance	Interest	Yield/Cost *	Balance	Interest	Yield/Cost *	Balance	Interest	Yield/Cost *

	(dollars in thousands)
ASSETS
Loans	$2,432,025	$28,546	4.66%	$2,135,476	$26,176	4.86%	$2,295,569	$26,052	4.51%
Securities	1,285,672	5,642	1.74	1,180,513	5,735	1.93	932,698	4,615	1.97
Deposits with banks	392,729	142	0.14	513,158	190	0.15	277,363	65	0.09
Other	4,821	25	2.10	2,739	14	2.00	2,498	14	2.26
Total interest-earning assets	4,115,247	$34,355	3.31%	3,831,886	$32,115	3.33%	3,508,128	$30,746	3.49%
Allowance for loan losses	(24,826)			(26,470)			(31,749)
Noninterest-earning assets	176,242			159,635			157,208
Total assets	$4,266,663			$3,965,051			$3,633,587

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$1,061,481	$145	0.05%	$1,020,216	$129	0.05%	$930,494	$111	0.05%
Money market	589,396	158	0.11	510,183	96	0.07	475,183	89	0.07
Savings	630,489	53	0.03	608,436	48	0.03	506,381	39	0.03
Time	322,800	295	0.36	275,224	291	0.42	303,617	502	0.66
Total interest-bearing deposits	2,604,166	651	0.10	2,414,059	564	0.09	2,215,675	741	0.13
Securities sold under agreements to repurchase	56,861	11	0.08	49,923	8	0.06	51,297	8	0.06
Borrowings	5,309	7	0.57	326	1	0.46	326	—	0.51
Subordinated notes	39,305	470	4.74	39,285	470	4.74	39,219	469	4.76
Junior subordinated debentures issued to capital trusts	37,704	357	3.76	37,688	357	3.76	37,638	364	3.84
Total interest-bearing liabilities	2,743,345	$1,496	0.22%	2,541,281	$1,400	0.22%	2,344,155	$1,582	0.27%
Noninterest-bearing deposits	1,087,468			1,016,384			888,390
Noninterest-bearing liabilities	25,660			26,523			41,730
Total liabilities	3,856,473			3,584,188			3,274,275
Stockholders' Equity	410,190			380,863			359,312
Total liabilities and stockholders’ equity	$4,266,663			$3,965,051			$3,633,587

Net interest income/Net interest margin (1)		$32,859	3.17%		$30,715	3.18%		$29,164	3.31%
Tax-equivalent adjustment (2)		514	0.05		508	0.05		502	0.05
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (2) (3)		$33,373	3.22%		$31,223	3.23%		$29,666	3.36%
Net interest rate spread (4)			3.09%			3.11%			3.22%
Net interest-earning assets (5)	$1,371,902			$1,290,605			$1,163,973
Ratio of interest-earning assets to interest-bearing liabilities	1.50			1.51			1.50
Cost of total deposits			0.07%			0.07%			0.09%

*       Annualized measure.

(1)	Net interest margin represents net interest income divided by average total interest-earning assets.
(2)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(4)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	Year Ended
	December 31, 2021			December 31, 2020
	Average			Average
	Balance	Interest	Yield/Cost *	Balance	Interest	Yield/Cost *

	(dollars in thousands)
ASSETS
Loans	$2,271,544	$106,284	4.68%	$2,245,093	$105,196	4.69%
Securities	1,148,900	21,348	1.86	789,062	17,875	2.27
Deposits with banks	422,828	527	0.12	282,130	938	0.33
Other	3,201	64	2.01	2,479	56	2.28
Total interest-earning assets	3,846,473	$128,223	3.33%	3,318,764	$124,065	3.74%
Allowance for loan losses	(27,999)			(27,661)
Noninterest-earning assets	162,064			156,397
Total assets	$3,980,538			$3,447,500

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$1,024,888	$518	0.05%	$873,060	$647	0.07%
Money market	521,366	437	0.08	474,033	697	0.15
Savings	595,887	188	0.03	477,260	196	0.04
Time	295,788	1,329	0.45	317,308	2,681	0.84
Total interest-bearing deposits	2,437,929	2,472	0.10	2,141,661	4,221	0.20
Securities sold under agreements to repurchase	50,104	34	0.07	49,714	48	0.10
Borrowings	1,653	9	0.54	1,080	2	0.22
Subordinated notes	39,275	1,879	4.78	12,869	616	4.79
Junior subordinated debentures issued to capital trusts	37,680	1,426	3.79	37,613	1,573	4.18
Total interest-bearing liabilities	2,566,641	$5,820	0.23%	2,242,937	$6,460	0.29%
Noninterest-bearing deposits	1,004,757			807,864
Noninterest-bearing liabilities	29,060			45,996
Total liabilities	3,600,458			3,096,797
Stockholders' Equity	380,080			350,703
Total liabilities and stockholders’ equity	$3,980,538			3,447,500

Net interest income/Net interest margin (1)		$122,403	3.18%		$117,605	3.54%
Tax-equivalent adjustment (2)		2,028	0.05		1,943	0.06
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (2) (3)		$124,431	3.23%		$119,548	3.60%
Net interest rate spread (4)			3.10%			3.45%
Net interest-earning assets (5)	$1,279,832			$1,075,827
Ratio of interest-earning assets to interest-bearing liabilities	1.50			1.48
Cost of total deposits			0.07%			0.14%

*       Annualized measure.

(1)	Net interest margin represents net interest income divided by average total interest-earning assets.
(2)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(4)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	December 31,	September 30,	December 31,
	2021	2021	2020

	(dollars in thousands)
NONPERFORMING ASSETS
Nonaccrual	$2,763	$5,489	$9,939
Past due 90 days or more, still accruing (1)	16	39	21
Total nonperforming loans	2,779	5,528	9,960
Foreclosed assets	3,278	7,315	4,168
Total nonperforming assets	$6,057	$12,843	$14,128

Allowance for loan losses	$23,936	$24,861	$31,838
Loans, before allowance for loan losses	2,499,689	2,147,812	2,247,006

CREDIT QUALITY RATIOS
Allowance for loan losses to loans, before allowance for loan losses	0.96%	1.16%	1.42%
Allowance for loan losses to nonperforming loans	861.32	449.73	319.66
Nonaccrual loans to loans, before allowance for loan losses	0.11	0.26	0.44
Nonperforming loans to loans, before allowance for loan losses	0.11	0.26	0.44
Nonperforming assets to total assets	0.14	0.33	0.39
Nonperforming assets to loans, before allowance for loan losses and foreclosed assets	0.24	0.60	0.63

(1)	Excludes loans acquired with deteriorated credit quality that are past due 90 or more days, still accruing totaling $32 thousand, $27 thousand, and $0.6 million as of December 31, 2021, September 30, 2021, and December 31, 2020, respectively.

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2021	2021	2020	2021	2020

ALLOWANCE FOR LOAN LOSSES	(dollars in thousands)
Beginning balance	$24,861	$26,507	$31,654	$31,838	$22,299
Provision	(843)	(1,667)	430	(8,077)	10,532
Charge-offs	(539)	(278)	(509)	(1,414)	(2,968)
Recoveries	457	299	263	1,589	1,975
Ending balance	$23,936	$24,861	$31,838	$23,936	$31,838

Net charge-offs (recoveries)	$82	$(21)	$246	$(175)	$993
Average loans, before allowance for loan losses	2,432,025	2,135,476	2,295,569	2,271,544	2,245,093

Net charge-offs (recoveries) to average loans, before allowance for loan losses *	0.01%	—%	0.04%	(0.01)%	0.04%

*       Annualized measure.

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	As of or for the Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2021	2021	2020	2021	2020

	(dollars in thousands, except per share data)
EARNINGS AND PER SHARE INFORMATION
Net income	$13,594	$13,715	$12,642	$56,271	$36,845
Earnings per share - Basic	0.47	0.50	0.46	2.02	1.34
Earnings per share - Diluted	0.47	0.50	0.46	2.02	1.34

Book value per share	$14.21	$13.86	$13.25

Shares of common stock outstanding	28,986,061	27,334,428	27,457,306
Weighted average shares of common stock outstanding	29,036,164	27,340,926	27,457,306	27,795,806	27,457,306

SUMMARY RATIOS
Net interest margin *	3.17%	3.18%	3.31%	3.18%	3.54%
Efficiency ratio	57.15	56.04	55.54	56.46	59.66
Loan to deposit ratio	66.87	62.81	71.78

Return on average assets *	1.26%	1.37%	1.38%	1.41%	1.07%
Return on average stockholders' equity *	13.15	14.29	14.00	14.81	10.51

NON-GAAP FINANCIAL MEASURES (1)
Adjusted net income	$14,160	$14,479	$12,382	$56,840	$39,734
Adjusted earnings per share - Basic	0.49	0.53	0.45	2.04	1.44
Adjusted earnings per share - Diluted	0.49	0.53	0.45	2.04	1.44

Tangible book value per share	$13.13	$12.92	$12.29

Net interest margin (tax equivalent basis) * (2)	3.22%	3.23%	3.36%	3.23%	3.60%
Efficiency ratio (tax equivalent basis) (2)	56.47	55.32	54.86	55.76	58.91

Return on average tangible common equity *	14.24%	15.32%	15.12%	15.95%	11.38%

Adjusted return on average assets *	1.32%	1.45%	1.36%	1.43%	1.15%
Adjusted return on average stockholders' equity *	13.70	15.08	13.71	14.95	11.33
Adjusted return on average tangible common equity *	14.83	16.18	14.81	16.12	12.28

*       Annualized measure.

(1)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(2)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Adjusted Net Income and Adjusted Return on Average Assets

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2021	2021	2020	2021	2020

	(dollars in thousands)
Net income	$13,594	$13,715	$12,642	$56,271	$36,845
Adjustments:
Acquisition expenses	(879)	(380)	—	(1,416)	—
Branch closure expenses	—	(644)	—	(748)	—
Charges related to termination of certain employee benefit plans	—	—	—	—	(1,457)
Mortgage servicing rights fair value adjustment	265	40	363	1,690	(2,584)
Total adjustments	(614)	(984)	363	(474)	(4,041)
Tax effect of adjustments	48	220	(103)	(95)	1,152
Less adjustments, after tax effect	(566)	(764)	260	(569)	(2,889)
Adjusted net income	$14,160	$14,479	$12,382	$56,840	$39,734

Average assets	$4,266,663	$3,965,051	$3,633,587	$3,980,538	$3,447,500

Return on average assets *	1.26%	1.37%	1.38%	1.41%	1.07%
Adjusted return on average assets *	1.32	1.45	1.36	1.43	1.15

*       Annualized measure.

Reconciliation of Non-GAAP Financial Measures –

Adjusted Earnings Per Share

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2021	2021	2020	2021	2020

	(dollars in thousands, except per share data)
Numerator:
Net income	$13,594	$13,715	$12,642	$56,271	$36,845
Earnings allocated to participating securities (1)	(23)	(25)	(31)	(104)	(93)
Numerator for earnings per share - basic and diluted	$13,571	$13,690	$12,611	$56,167	$36,752

Adjusted net income	$14,160	$14,479	$12,382	$56,840	$39,734
Earnings allocated to participating securities (1)	(24)	(27)	(32)	(105)	(101)
Numerator for adjusted earnings per share - basic and diluted	$14,136	$14,452	$12,350	$56,735	$39,633

Denominator:
Weighted average common shares outstanding	29,036,164	27,340,926	27,457,306	27,795,806	27,457,306
Dilutive effect of outstanding restricted stock units	27,577	13,921	—	15,487	—
Weighted average common shares outstanding, including all dilutive potential shares	29,063,741	27,354,847	27,457,306	27,811,293	27,457,306

Earnings per share - Basic	$0.47	$0.50	$0.46	$2.02	$1.34
Earnings per share - Diluted	$0.47	$0.50	$0.46	$2.02	$1.34

Adjusted earnings per share - Basic	$0.49	$0.53	$0.45	$2.04	$1.44
Adjusted earnings per share - Diluted	$0.49	$0.53	$0.45	$2.04	$1.44

(1)	The Company has granted certain restricted stock units that contain non-forfeitable rights to dividend equivalents. Such restricted stock units are considered participating securities. As such, we have included these restricted stock units in the calculation of basic earnings per share and calculate basic earnings per share using the two-class method. The two-class method of computing earnings per share is an earnings allocation formula that determines earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Net Interest Margin (Tax Equivalent Basis)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2021	2021	2020	2021	2020

	(dollars in thousands)
Net interest income (tax equivalent basis)
Net interest income	$32,859	$30,715	$29,164	$122,403	$117,605
Tax-equivalent adjustment (1)	514	508	502	2,028	1,943
Net interest income (tax equivalent basis) (1)	$33,373	$31,223	$29,666	$124,431	$119,548

Net interest margin (tax equivalent basis)
Net interest margin *	3.17%	3.18%	3.31%	3.18%	3.54%
Tax-equivalent adjustment * (1)	0.05	0.05	0.05	0.05	0.06
Net interest margin (tax equivalent basis) * (1)	3.22%	3.23%	3.36%	3.23%	3.60%

Average interest-earning assets	$4,115,247	$3,831,886	$3,508,128	$3,846,473	$3,318,764

*       Annualized measure.

(1)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

Reconciliation of Non-GAAP Financial Measures –

Efficiency Ratio (Tax Equivalent Basis)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2021	2021	2020	2021	2020

	(dollars in thousands)
Efficiency ratio (tax equivalent basis)
Total noninterest expense	$24,381	$22,167	$22,665	$91,246	$91,956
Less: amortization of intangible assets	255	252	305	1,054	1,232
Adjusted noninterest expense	$24,126	$21,915	$22,360	$90,192	$90,724

Net interest income	$32,859	$30,715	$29,164	$122,403	$117,605
Total noninterest income	9,354	8,392	11,092	37,328	34,456
Operating revenue	42,213	39,107	40,256	159,731	152,061
Tax-equivalent adjustment (1)	514	508	502	2,028	1,943
Operating revenue (tax equivalent basis) (1)	$42,727	$39,615	$40,758	$161,759	$154,004

Efficiency ratio	57.15%	56.04%	55.54%	56.46%	59.66%
Efficiency ratio (tax equivalent basis) (1)	56.47	55.32	54.86	55.76	58.91

(1)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share

	December 31,	September 30,	December 31,
	2021	2021	2020

	(dollars in thousands, except per share data)
Tangible common equity
Total stockholders' equity	$411,881	$378,821	$363,917
Less: Goodwill	29,322	23,620	23,620
Less: Core deposit intangible assets, net	1,943	1,999	2,798
Tangible common equity	$380,616	$353,202	$337,499

Tangible assets
Total assets	$4,314,254	$3,948,226	$3,666,567
Less: Goodwill	29,322	23,620	23,620
Less: Core deposit intangible assets, net	1,943	1,999	2,798
Tangible assets	$4,282,989	$3,922,607	$3,640,149

Total stockholders' equity to total assets	9.55%	9.59%	9.93%
Tangible common equity to tangible assets	8.89	9.00	9.27

Shares of common stock outstanding	28,986,061	27,334,428	27,457,306

Book value per share	$14.21	$13.86	$13.25
Tangible book value per share	13.13	12.92	12.29

Reconciliation of Non-GAAP Financial Measures –

Adjusted Return on Average Stockholders' Equity and Adjusted Return on Tangible Common Equity

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2021	2021	2020	2021	2020

	(dollars in thousands)
Average tangible common equity
Total stockholders' equity	$410,190	$380,863	$359,312	$380,080	$350,703
Less: Goodwill	29,322	23,620	23,620	25,057	23,620
Less: Core deposit intangible assets, net	2,092	2,152	2,979	2,333	3,436
Average tangible common equity	$378,776	$355,091	$332,713	$352,690	$323,647

Net income	$13,594	$13,715	$12,642	$56,271	$36,845
Adjusted net income	14,160	14,479	12,382	56,840	39,734

Return on average stockholders' equity *	13.15%	14.29%	14.00%	14.81%	10.51%
Return on average tangible common equity *	14.24	15.32	15.12	15.95	11.38

Adjusted return on average stockholders' equity *	13.70%	15.08%	13.71%	14.95%	11.33%
Adjusted return on average tangible common equity *	14.83	16.18	14.81	16.12	12.28

*       Annualized measure.